EXHIBIT 10.24

ROIVANT SCIENCES LTD.

FORM OF INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (the “Agreement”) is made and entered into as of this [•] day of [•], 2021 between Roivant Sciences Ltd., a Bermuda exempted limited company (the “Company”), and [•] (“Indemnitee”).

RECITALS

A. Highly competent persons have become reluctant to serve companies as directors or officers or in other capacities unless they are provided with adequate protection through insurance or indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

B. Although furnishing of insurance to protect persons serving a company and its subsidiaries from certain liabilities has been a customary and widespread practice among Bermuda companies and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to companies or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Company’s Amended and Restated Bye-laws (the “Bye-laws”) require indemnification of the officers, directors and certain other persons of the Company in accordance with Bermuda law;

C. The uncertainties relating to such liability insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

D. The Board has determined that the increased difficulty in attracting and retaining such persons would be detrimental to the best interests of the Company’s shareholders, and that the Company should act to assure such persons that there will be increased certainty of protection in the future;

E. It is reasonable, prudent, and necessary for the Company to contractually obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

F. This Agreement is a supplement to and in furtherance of the Company’s Bye-laws and any resolutions adopted pursuant to such indemnification, and will not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee; and

G. Indemnitee may have certain rights to indemnification and insurance provided by other entities or organizations which Indemnitee and such other entities and organizations intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided in this Agreement. Subject to Section 10, the Company acknowledges and agrees that the foregoing is a material condition to Indemnitee’s willingness to serve as an officer.

H. This Agreement supersedes and replaces in its entirety any previous indemnification agreement entered into between the Company or its subsidiary Roivant Sciences, Inc. (“RSI”) and the Indemnitee.

I. To the extent applicable, the Company may extend the rights, benefits and obligations under this Agreement to officers, directors or executives of RSI.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as an officer or a director from and after the date first written above, the parties agree as follows:

1. Indemnity of Indemnitee. The Company agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time, in accordance with the terms of this Agreement. In furtherance of this indemnification, and without limiting the generality of such indemnification:

(a) Proceedings Other Than Proceedings by or in the Right of the Company. Subject to the terms of this Agreement (including Section 11), Indemnitee will be indemnified as provided in this Section 1(a) if, by reason of his or her Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee will be indemnified against all Expenses, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue, or matter.

(b) Proceedings by or in the Right of the Company. Subject to the terms of this Agreement (including Section 11), Indemnitee will be indemnified as provided in this Section 1(b) if, by reason of his or her Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), Indemnitee will be indemnified against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company. Indemnification will not be provided against such Expenses if made in respect of any claim, issue, or matter in such Proceeding as to which Indemnitee will have been adjudged to be liable to the Company unless and to the extent that a court of competent jurisdiction will determine that such indemnification may be made.

2. Additional Indemnity. The Company agrees to indemnify and hold Indemnitee harmless against all Expenses, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf if, by reason of his or her Corporate Status, he or she is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, any and all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that will exist on the Company’s obligations pursuant to this Agreement will be that the Company will not be obligated to make any payment to Indemnitee pursuant to Section 11 or that is finally determined (under the procedures, and subject to the presumptions, in Sections 8 and 9) to be unlawful.

3. Contribution.

(a) Whether or not the indemnification provided in Sections 1 and 2 is available, in respect of any threatened, pending, or completed action, suit, or Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit, or Proceeding), the Company will pay, in the first instance, the entire amount of any judgment or settlement of such action, suit, or Proceeding without requiring Indemnitee to contribute to such payment, and the Company waives and relinquishes any right of contribution it may have against Indemnitee. The Company will be entitled to participate in the Proceeding at its own expense. The Company will not enter into any settlement of any action, claim, or Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, claim, or Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee. The Company will not settle any action, claim or Proceeding (in whole or in part) in a manner that would impose any penalty or admission of guilt or liability on Indemnitee without Indemnitee’s written consent, such consent not to be unreasonably withheld. Indemnitee will not settle any action, claim or Proceeding (in whole or in part) in a manner that would impose any penalty or admission of guilt or liability on the Company without the Company’s written consent, such consent not to be unreasonably withheld.

(b) Without diminishing or impairing the rights and obligations of the Company in the preceding subparagraph, if Indemnitee elects or is required to pay all or any portion of any judgment or settlement in any threatened, pending, or completed action, suit, or Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit, or Proceeding), the Company will contribute to the amount of Expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors, or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit, or Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or Proceeding arose. To the extent necessary to conform to law, the proportion determined on the basis of relative benefit may be further adjusted by reference to the relative fault of the Company and all officers, directors, or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines, or settlement amounts, as well as any other equitable considerations which the applicable law may require to be considered. The relative fault of the Company and all officers, directors, or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or Proceeding), on the one hand, and Indemnitee, on the other hand, will be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their respective conduct is active or passive.

(c) The Company agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by the Company’s officers, directors, or employees, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, will contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding to reflect: (i) the relative benefits received by the Company and Indemnitee as a result of the events and transactions giving cause to such Proceeding; and (ii) the relative fault of the Company (and its directors, officers, employees, and agents) and Indemnitee in connection with such events and transactions.

4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he or she will be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

5. Expenses as a Party Where Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her in connection therewith. If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company will advance any and all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Company of a statement from Indemnitee requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under Section 8. Such statement will reasonably evidence the Expenses incurred by Indemnitee and will include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it is ultimately determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 6 will be unsecured and interest free.

7. Repayment of Advances or Other Expenses. Indemnitee agrees that Indemnitee shall reimburse the Company for all Expenses advanced by the Company pursuant to Section 6, in the event and only to the extent that it shall be determined by final judgment or other final adjudication under the provisions of any applicable law (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be indemnified by the Company for such Expenses.

8. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under Bermuda law. Accordingly, the parties agree that the following procedures and presumptions will apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification under this Agreement, Indemnitee will submit to the Company a written request with such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The General Counsel of the Company or of RSI will, promptly on receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such request to the Company, or to provide such a request in a timely fashion, will not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.

(b) On written request by Indemnitee for indemnification pursuant to the first sentence of Section 8(a), Indemnitee’s entitlement to indemnification will be determined in the specific case by one of the following methods, which will be at the election of the Board:

(i) by a majority vote of the Disinterested Directors, even though less than a quorum;

(ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;

(iii) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee;

(iv) by any person or body appointed by the Board in accordance with applicable law to review the Company’s obligations hereunder and under applicable law, which may include a member or members of the Board, independent legal counsel or any other person or body not a party to the Proceeding for which Indemnitee is seeking indemnification; or

(v) if a Change of Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.

If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.

(c) If entitlement to indemnification is to be determined by Independent Counsel pursuant to Section 8(b)(v), such Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. If entitlement to indemnification is to be determined by Independent Counsel pursuant to Section 8(b)(iii) (or if Indemnitee requests that such selection be made by the Board), such Independent Counsel shall be selected by the Company in which case the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within 20 days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 8(b) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9(a) of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d) The Company agrees to pay the reasonable fees and expenses of any Independent Counsel serving under this Agreement.

(e) In making a determination with respect to entitlement to indemnification under this Agreement, the person or persons or entity making such determination will, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption will, to the fullest extent not prohibited by law, have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company, as set forth in Section 8(b), to have made a determination prior to the commencement of any action pursuant to Section 9 of this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company, as set forth in Section 8(b), that Indemnitee has not met such applicable standard of conduct, will be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(f) Indemnitee will be presumed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and actions, or failure to act, of any director, officer, agent, or employee of the Enterprise will not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 8(d) are satisfied, it will in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company. Anyone seeking to overcome this presumption will have the burden of proof and the burden of persuasion by clear and convincing evidence.

(g) If the person, persons, or entity empowered or selected under Section 8(b) to determine whether Indemnitee is entitled to indemnification has not have made a determination within 60 days after receipt by the Company of the request, the requisite determination of entitlement to indemnification will be deemed to have been made, and Indemnitee will be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. Such sixty (60)-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons, or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation or information relating thereto.

(h) Indemnitee will cooperate with the person, persons, or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing such person, persons, or entity on reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any person or persons making a determination of indemnification under this Agreement, pursuant to Section 8(b), will act reasonably and in good faith in making that determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by or on behalf of Indemnitee in so cooperating with the person, persons, or entity making such determination will be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company indemnifies and agrees to hold Indemnitee harmless therefrom.

(i) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption, and uncertainty. In the event that any action, claim, or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it will be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit, or proceeding. Anyone seeking to overcome this presumption will have the burden of proof and the burden of persuasion by clear and convincing evidence.

(j) The termination of any Proceeding or of any claim, issue, or matter in any Proceeding, by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, will not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

9. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 8 that indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6, (iii) subject to the limitations set forth herein, no determination of entitlement to indemnification is made pursuant to Section 8(b) within ninety (90) days after receipt by the Company of the request for indemnification, or (iv) payment of indemnification is not made within sixty (60) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 8, Indemnitee will be entitled to an adjudication in accordance with Section 22. Indemnitee will commence such proceeding seeking an adjudication within one year following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 9(a). The Company will not oppose Indemnitee’s right to seek any such adjudication. The adjudication and final judgment may be pursued as part of the underlying proceeding or action in connection with which indemnification is sought or in a separate proceeding or action to establish rights and liabilities under this Agreement. Alternatively, in such case, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination has been made pursuant to Section 8(b) that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9 will be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee will not be prejudiced by reason of the adverse determination under Section 8(b). In any judicial proceeding or arbitration commenced under Section 9(a), the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 8(b) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 9, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 7 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c) If a determination has been made pursuant to Section 8(b) that Indemnitee is entitled to indemnification, the Company will be bound by such determination in any judicial proceeding commenced pursuant to this Section 9, absent (i) a misstatement by Indemnitee of a material fact or an omission of a material fact in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company will pay on his or her behalf, in advance, any and all expenses (of the types described in the definition of Expenses) actually and reasonably incurred by him or her in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses, or insurance recovery.

(e) The Company will be precluded from asserting in any judicial proceeding commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding, and enforceable, and will stipulate in any such court that the Company is bound by all the provisions of this Agreement. The Company will indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, will (within thirty (30) days after receipt by the Company of a written request therefore) advance, subject to Section 6 and to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement will be required to be made prior to the final disposition of the Proceeding.

10. Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

(a) The rights of indemnification as provided by this Agreement will not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled, if expressly provided, under applicable law, the Bye-laws, a vote of shareholders, or a resolution of Board. No amendment, alteration, or repeal of this Agreement or of any provision of this Agreement will limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration, or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Bye-laws, and this Agreement, it is the intent of the parties of this Agreement that Indemnitee will enjoy all greater benefits so afforded by such change. No right or remedy in this Agreement conferred is intended to be exclusive of any other right or remedy, and every other right and remedy will be cumulative and in addition to every other right and remedy given under this Agreement or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Agreement, or otherwise, will not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents, or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan, or other Enterprise that such person serves at the request of the Company, the Company will procure such insurance policy or policies under which the Indemnitee will be covered in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent, or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms of this Agreement, the Company has director and officer liability insurance in effect, the Company will give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures in the respective policies. The Company will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) Primary Indemnification. To the extent a claim relates to Indemnitee’s service to a Company’s affiliate (“Vant”), or is otherwise brought by a shareholder of the Vant, or by the Vant itself or on its behalf, or by any third party by reason of any act or omission of the Indemnitee as an officer, director or employee of the Vant, then the Vant shall be the primary source of indemnification for any Expenses that may arise in relation to such Claim. In the event the indemnification offered by a Vant in connection with a Proceeding to which the Indemnitee may be made a party is inadequate in covering the Expenses incurred or sustained by Indemnitee, then the Company shall supplement such inadequate Vant indemnification by advancing such amounts or by purchasing excess liability insurance coverage as may be necessary to cover such Expenses pursuant to the terms of this Agreement.

(d) Bankruptcy. In the event of Company’s or RSI’s bankruptcy (as may be applicable), the Company shall indemnify Indemnitee for Expenses incurred by Indemnitee in connection with such bankruptcy.

(e) In the event of any payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who will execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(f) The Company will not be liable under this Agreement to make any payment of amounts otherwise indemnifiable under this Agreement if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise.

(g) The Company’s obligation to indemnify or advance Expenses under this Agreement to Indemnitee who is or was serving at the request of the Company as a director, officer, employee, or agent of any other corporation, partnership, joint venture, trust, employee benefit plan, or other Enterprise will be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan, or other Enterprise.

11. Exceptions to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company will not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a) if the Indemnitee’s conduct involved any fraud or dishonesty in relation to the Company or RSI; or if the Indemnitee failed to act in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company or RSI; or with respect to any criminal proceeding, if the Indemnitee had reasonable cause to believe the Indemnitee’s conduct was unlawful; or to the extent prohibited by the Companies Act of 1981 of Bermuda, as amended.

(b) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy of an Enterprise or other indemnity provision provided by an Enterprise, except with respect to any excess beyond the amount paid under any such insurance policy or other indemnity provision;

(c) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company or RSI within the meaning of Section 16(b) of the Exchange Act or similar provisions of statutory law or common law;

(d) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees, or other indemnitees or against RSI or its directors, officers, employees, or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law;

(e) with respect to remuneration paid to Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law;

(f) solely to the extent applicable, in connection with any claim for reimbursement or any recovery policy of the Company or RSI by Indemnitee of any bonus or other incentive-based or equity- based compensation or of any profits realized by Indemnitee from the sale of shares of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act or Section 954 of the Dodd-Frank Act, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of shares or securities in violation of Section 306 of the Sarbanes-Oxley Act), if but only to the extent Indemnitee is held liable therefor (including pursuant to any settlement); or

(g) solely to the extent applicable, the Company will not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee or otherwise act in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act, or in any registration statement filed with the SEC under the Securities Act. Indemnitee acknowledges that paragraph (h) of Item 512 of Regulation S-K promulgated under the Securities Act currently generally requires the Company or RSI to undertake, if applicable and in connection with any registration statement filed under the Securities Act, to submit the issue of the enforceability of Indemnitee’s rights under this Agreement in connection with any liability under the Securities Act on public policy grounds to a court of appropriate jurisdiction and to be governed by any final adjudication of such issue. Indemnitee specifically agrees that any such undertaking will supersede the provisions of this Agreement and to be bound by any such undertaking.

12. Duration of Agreement. All agreements and obligations of the Company contained herein will continue during the period Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other Enterprise) and will continue thereafter so long as Indemnitee will be subject to any Proceeding (or any proceeding commenced under Section 9) by reason of his or her Corporate Status, whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement will be binding on and inure to the benefit of and be enforceable by the parties of this Agreement and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors, and personal and legal representatives.

13. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying on this Agreement in serving as an officer or director of the Company.

(b) Other than as provided in this Agreement, this Agreement constitutes the entire agreement between the parties with respect to this subject matter and supersedes all prior agreements and understandings, oral, written and implied, between the parties with respect to this subject matter.

14. Definitions. For purposes of this Agreement:

(a) “Board” means the Board of Directors of the Company.

(b) “Change of Control” means the earliest to occur after the date hereof of any of the following events:

(i) any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company prior to such transaction, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding Voting Stock;

(ii) the consummation of a reorganization, merger or consolidation of the Company, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity or enterprise, or other transaction (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, the Beneficial Owners of the then outstanding shares of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity surviving or resulting from (or acquiring assets in) such Business Combination, with the power to elect at least a majority of the Board or other governing body of such surviving or resulting entity;

(iii) all or substantially all the assets of the Company are sold or disposed of in a transaction or series of related transactions;

(iv) the approval by the stockholders of the Company of a complete liquidation of the Company; or

(v) the Continuing Directors cease for any reason to constitute at least a majority of the members of the Board.

(c) “Continuing Directors” means Current Directors and any individual becoming a director subsequent to the date hereof whose election, nomination for election by the Company’s stockholders, or appointment, was approved by a vote of at least a majority of the then Current Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination).

(d) “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise that such person is or was serving at the express written request of the Company.

(e) “Current Director” means an individual who, as of the date hereof, is a director of the Company.

(f) “Disinterested Director” means a non-executive director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(g) “Enterprise” means the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Expenses” includes all documented and reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also will include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local, or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses will not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(j) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five years previous to its selection or appointment has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(k) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer or director of the Company, by reason of any action taken by him or her or of any inaction on his or her part while acting as an officer or director of the Company, or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other Enterprise; in each case whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 9 of this Agreement to enforce his or her rights under this Agreement.

(l) Sarbanes-Oxley Act” will mean the Sarbanes-Oxley Act of 2002, as amended.

(m) “SEC” will mean the Securities and Exchange Commission.

(n) “Securities Act” will mean the Securities Act of 1933, as amended.

15. Severability. The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision will be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

16. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement will be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provisions hereof (whether or not similar) nor will such waiver constitute a continuing waiver.

17. Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered under this Agreement. The failure to so notify the Company will not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

18. Notices. All notices and other communications given or made pursuant to this Agreement will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) 5 days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent:

(a) To Indemnitee at the address on the books and records of the Company.

(b) To the Company at:

c/o Roivant Sciences, Inc.

Attention: General Counsel

151 West 42nd Street

15th Floor

New York, NY 10036

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature, electronic mail (including .pdf or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument and be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and will not be deemed to constitute part of this Agreement or to affect the construction thereof.

21. Governing Law. This Agreement, and all rights, remedies, liabilities, powers and duties of the parties of this Agreement, shall be governed by and construed in accordance with the laws of Bermuda without regard to its principles of conflicts of laws.

22. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts in the County of New York of the State of New York for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in County of New York of the State of New York, which shall be the exclusive and only proper forum for adjudicating such a claim.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.

ROIVANT SCIENCES LTD.
By:
Name:
Title:

INDEMNITEE
By:
Name:
Title: